EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 1, 2012
Contact: Sid Hooper
(703)406-2800shooper@sutron.com

Sutron Corporation Agrees to Acquire IPS Meteostar, Inc.

May 1, 2012, Sterling, VA—Sutron Corporation (NASDAQ:STRN), a global leader in hydrological, meteorological, and oceanic monitoring products, systems, software and services,  announced today that it has entered into a definitive agreement to acquire substantially all of the commercial and operating assets of IPS Meteostar (“IPSM”) for a cash purchase price of  $4,175,000 and the assumption of certain liabilities of up to $175,000, subject to a partial escrow to secure certain representations and warranties.  Closing is subject to customary conditions, including receipt of consents from third-parties.

Dr. Raul McQuivey, Chairman and Chief Executive Officer of Sutron, commented: “We have been seeking compatible acquisition candidates for some time and the opportunity presented by IPSM was compelling.  With this acquisition, Sutron accomplishes the following objectives:  expansion of our existing product and service portfolio into new global markets; assumption of ongoing contracts with significant governmental and commercial customers; retention of an extremely talented pool of over 30 engineers, software developers, research and development and technical staff; and acceleration of Sutron’s revenue growth by an estimated 25%-30% on an annual run rate basis.  In combination, Sutron and IPSM present a broader, deeper and stronger enterprise.”

Well known worldwide since 1987 as a leader in environmental analysis, display and integration/distribution systems for the meteorological, aviation, and hydrology communities, IPSM provides customers with maintainable, supportable, professional tools, allowing for efficient access to data and customizable interfaces.   IPSM designs and delivers tailored, full-spectrum meteorological and environmental processing and distribution solutions that provide real-time weather situational awareness, forecasting for decision support and emergency responders, and environmental air quality data collection/EPA reporting systems.  IPSM also provides training done by professionals for professionals as well as a comprehensive set of forecaster tools and uninterrupted global data sets.

 IPSM provides a distinguished global customer base with applications for aviation, hydrology, weather, transportation, power/energy, research, and the military.  IPSM's LEADS™ (Leading Environmental Analysis and Display System) software has become the most responsive, modern, and powerful weather software in the world, providing the following integrated professional weather capabilities:

Meteorological Service

Global Weather Data

Climatology

Environmental Monitoring—Air & Water Quality

Aviation—Military & Commercial Weather Forecasting

Satellite Services & Systems

Launch Support—Weather Forecasting

Marine Weather

Tropical Weather

Sensor Integration—Air & Water Quality

Hydrology

Weather Data Services

Together, Sutron and IPSM are uniquely positioned to provide the most comprehensive set of monitoring and warning solutions available to extend mission-critical services and assure they are managed, secure and responsive. The combined portfolio will include a broader and deeper range of products, an enhanced commitment to innovation, ensuring next-generation technology solutions, and greater support and resources available worldwide.

IPSM’s business will officially become the Meteostar Division of Sutron under the supervision of its existing operating management.  The combined company will operate under the name Sutron Corporation and remain headquartered in Sterling, Virginia, USA, in suburban Washington, D.C.

Safe Harbor Statement

The statements in this press release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995.  Forward-looking statements include without limitation any statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," “should” and other similar expressions are forward-looking statements.  All forward-looking statements involve risks, uncertainties and contingencies which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements, including the risks of integration of acquired assets and operations and customer retention  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC, including the disclosure under the heading “Business” and “Management’s Discussion and Analysis” in the Company’s Annual Report on Form 10-K filed on March 28, 2012. We are under no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.